UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2010
(November 1, 2010)

China Auto Logistics Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-34393	20-2574314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 87 No. 8 Coastal Way, Floor 2, Construction Bank, FTZ
Tianjin Province, The People’s Republic of China	300461

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (86) 22-2576-2771

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Effective November 1, 2010, Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd. (“Shisheng”), a wholly-owned subsidiary of China Auto Logistics Inc. (the “Company”) entered into a Share Transfer Agreement (the “Agreement”) with Long Jiegui, a 36.01% shareholder of Chongqing Qizhong Technology Development Co., Ltd, a Chongqing corporation (“Chongqing Qizhong”), as representative for all shareholders of Chongqing Qizhong, to acquire all of the outstanding shares of Chongqing Qizhong for $5.99 million (RMB 40 million), consisting of $2.69 million (RMB 18 million) in cash and $3.29 million (RMB 22 million) in shares of common stock of the Company.

Chongqing Qizhong is engaged in the development and operation of the website www.goodcar.cn and related businesses (collectively, “Goodcar”).  Goodcar is in the business of providing consumers with information and discounted services relating to automobiles, including discounted gas, parking, car washes, body-shop repair and car maintenance.

The cash portion of the purchase price shall be paid by Shisheng according to the following schedule: (A) RMB 3 million within three business days of the Agreement; (B) RMB 2 million within one month following the transfer of shares; and (C) RMB 13 million within six months following the transfer of shares.

Furthermore, Shisheng has designated Li Yangqian to serve as the general manager of Goodcar and has agreed to pay Mr. Li $1,000,000 in shares of the Company’s common stock if Goodcar’s net income increases to $2,000,000 per year.

The foregoing description of the principal terms of the Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

ITEM 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Effective November 1, 2010, the Company issued 1.08 million shares of the Company’s common stock as part of the acquisition of Goodcar.

The issuance of such shares was exempt from registration in accordance with Section 4(2) of the Securities Act of 1933 as transactions by an Issuer not involved in a public offering.

ITEM 8.01	Other Events.

On November 4, 2010, the Company issued a press release regarding its entry into the Agreement as described above.  A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Share Transfer Agreement, dated November 1, 2010, by and between Long Jiegui and Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd.
99.1	Press Release of China Auto Logistics Inc., dated November 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2010

CHINA AUTO LOGISTICS INC.

By:	/s/ Tong Shiping
Name: Mr. Tong Shiping
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Share Transfer Agreement, dated November 1, 2010, by and between Long Jiegui and Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd.
99.1	Press Release of China Auto Logistics Inc., dated November 4, 2010.